Exhibit 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus/Proxy Statement for Federated Short-Intermediate Duration Municipal Trust and Federated Intermediate Municipal Trust included in the Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated July 31, 2019, on Form N-1A, which were filed with the Securities and Exchange Commission in Post-Effective Amendment Number 66 to the Registration Statement (File No. 2-98237) of Federated Intermediate Municipal Trust, and are incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated August 31, 2019, on Form N-1A, which were filed with the Securities and Exchange Commission in Post-Effective Amendment Number 67 to the Registration Statement (File No. 2-72277) of Federated Short-Intermediate Duration Municipal Trust, and are incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our report, dated July 23, 2019, on the financial statements and financial highlights of Federated Intermediate Municipal Trust (one of the portfolios constituting Intermediate Municipal Trust), included in the Annual Shareholder Report for the year ended May 31, 2019, which is also incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information, included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our report, dated August 23, 2019, on the financial statements and financial highlights of Federated Short-Intermediate Duration Municipal Trust, included in the Annual Shareholder Report for the year ended June 30, 2019, which is also incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information, included in the Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

August 27, 2019